                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11-C- or Section 240.14a-12

                                AMERILINK CORPORATION
                   (Name of Registrant as Specified in Its Charter)


       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:      .
                                                                         ------

    2)   Aggregate number of securities to which transaction applies:         .
                                                                      ---------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------.

    4)   Proposed maximum aggregate value of transaction:                     .
                                                          ---------------------

    5)   Total fee paid:                                                      .
                         ------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:                                              .
                                 ----------------------------------------------
    2)   Form Schedule or Registration Statement No.:                         .
                                                      -------------------------
    3)   Filing Party:                                                        .
                       --------------------------------------------------------
    4)   Date Filed:                                                          .
                     ----------------------------------------------------------

                                AMERILINK CORPORATION

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON AUGUST 19, 1997

    Notice is hereby given that the Annual Meeting of Shareholders of AmeriLink Corporation will be held at The Worthington Inn, located at 649 High Street, Worthington, Ohio, on Tuesday, August 19, 1997, at 11:00 a.m. (local time), for the following purposes:

    1. to elect three directors, each to serve until the 1999 Annual Meeting and until their successors are duly elected and qualified; and

    2. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only shareholders of record at the close of business on June 20, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    By Order of the Board of Directors.

                        LARRY R. LINHART
                        Chairman of the Board
                        of Directors, President and
                        Chief Executive Officer

July 15, 1997

    SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                AMERILINK CORPORATION
                            1900 E. Dublin-Granville Road
                                Columbus, Ohio  43229

                                   PROXY STATEMENT
                                 GENERAL INFORMATION

    AMERILINK CORPORATION (the "Corporation") is furnishing this Proxy
Statement to its shareholders in connection with the solicitation of proxies for use in voting at the annual meeting of shareholders to be held on Tuesday, August 19, 1997 (the "Annual Meeting"). The enclosed proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement, together with the Corporation's Annual Report to Shareholders for the fiscal year ended March 30, 1997 ("fiscal 1997"), is being mailed on or about July 15, 1997.

    The close of business on June 20, 1997 has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of the Corporation will not be closed. As of June 20, 1997, the Corporation had outstanding and entitled to vote 3,481,580 common shares without par value ("Common Shares"), each of which is entitled to one vote. The Corporation has no other class of capital stock outstanding.

    The presence of holders of a majority of the outstanding Common Shares in person or by proxy is necessary to constitute a quorum of shareholders for all matters to be considered at the Annual Meeting.

    Votes, whether in person or by proxy, will be counted and tabulated by inspectors of election appointed by the Board of Directors of the Corporation. With respect to all matters to be considered, abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Annual Meeting. Under Ohio law, the nominees for election as Directors at the Annual Meeting receiving the greatest number of votes shall be elected.

    Any shareholder giving the enclosed proxy has the power to revoke it at any time before it is voted if notice of revocation is given to the Secretary of the Corporation in writing or at the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the shareholders. If no choice is specified, the proxy will be voted for the election as Directors of the nominees named herein.

    The cost of soliciting proxies and preparing the proxy materials will be borne by the Corporation. In addition, the Corporation will request securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Shares held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. Proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Corporation without additional compensation to them.

                         NOMINATION AND ELECTION OF DIRECTORS

    The number of Directors has been fixed by the Board of Directors of the Corporation at six. The Board of Directors currently is divided into two classes of three members each. The members of the two classes are elected to serve for staggered terms of two years. As a result of the voluntary resignation in fiscal 1997 of Gerard B. Moersdorf, Jr. as a Director, a vacancy occurred on the Board of Directors during part of fiscal 1997. Such vacancy will be filled at the Annual Meeting.

    At the Annual Meeting, three Directors will be elected, each to hold office for a term of two years and until his successor is elected and qualified. Larry
R. Linhart, Robert L. Powelson and Richard W. Rubenstein are nominees (collectively, the "Nominees") for election as Directors at the Annual Meeting, each to hold office for a term of two years until the Annual Meeting of Shareholders to be held in 1999. The terms of E. Len Gibson, William H. Largent and George R. Manser (collectively, the "Continuing Directors") expire in 1998.

    All the Nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the Nominees. Although it is anticipated that each Nominee will be available to serve as a Director, should any nominee be unavailable to serve, the proxies may be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

    Listed below are the names of each Nominee and Continuing Director, their ages, the year in which each first became a Director, their principal occupations during the past five years and other directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to its periodic reporting requirements. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Corporation.


                                               Director
     Name                            Age        Since           Principal Occupation for the Past Five Years
     ----                            ---       --------         --------------------------------------------
Larry R. Linhart(1)                  51         1984(2)         Chairman of the Board of Directors, President and Chief Executive
                                                                Officer of the Corporation since 1994; President, Treasurer and
                                                                Chief Executive Officer of the Operating Company since 1986.

E. Len Gibson(1)                     47         1981(2)         Co-Founder of the Operating Company; Consultant to the Operating
                                                                Company from 1987 through 1994.

Robert L. Powelson(1)                55         1981(2)         Secretary of the Corporation since 1994; Consultant to the
                                                                Operating Company from 1987 through 1994; Co-Founder of the
                                                                Operating Company.

William H. Largent                   40         1994            Senior Vice President of Operations and Chief Financial Officer of
                                                                Applied Innovation Inc. since May, 1997; Chief Financial Officer and Director of Metatec Corporation, 1993 to May, 1997; President
                                                                of Liebert Capital Management Corporation from 1990 to 1993.


Richard W. Rubenstein, Esq. (3)      53          N/A            Director of United Retail Group, Inc.; Partner of Squire, Sanders &
                                                                Dempsey L.L.P. since 1994; Partner of Schwartz, Kelm, Warren &
                                                                Rubenstein from before 1992 until 1994.

George R. Manser                     65         1994            Chairman, Uniglobe Travel (Capital Cities), Inc. and Director of
                                                                Cardinal Health, Inc., State Auto Financial Corp., Checkfree Corp.,
                                                                Hallmark Financial Services, Inc., and Advisory Director to
                                                                J.C. Bradford & Company.


-----------------------
(1) Messrs. Linhart, Powelson and Gibson are parties to a certain Shareholders' Agreement pursuant to which they have agreed to cause each other to be elected as Directors until August 19, 2004. See "Nomination and Election of Directors -- Shareholders' Agreement."

(2) Year shown represents the year in which the named Director first became a Director of AmeriLink Corp., the primary operating subsidiary of the Corporation (the "Operating Company"). The named Director, along with all of the other incumbent Directors of the Corporation, became a Director of the Corporation in 1994 in connection with the formation of the Corporation, the reorganization of the Operating Company as a wholly-owned subsidiary of the Corporation and the initial public offering of the Corporation's Common Shares.

(3) Mr. Rubenstein is a partner of a law firm which the Corporation has retained from time to time during the last fiscal year and proposes to retain during the current year.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    A total of four meetings of the Directors of the Corporation were held during fiscal 1997. Each of the directors attended at least 75% of the total number of meetings of the Directors, except for Mr. Gibson.

    The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Largent (committee chair), Manser and Powelson, is charged with the responsibility of reviewing such financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. Mr. Moersdorf was a member of the Audit Committee prior to his resignation as a Director. The Audit Committee held two meetings during fiscal 1997. All members were in attendance at each meeting.

    COMPENSATION COMMITTEE. The Compensation Committee, which consists of Messrs. Linhart (committee chair), Powelson and Manser, considers and formulates recommendations to the Board with respect to all aspects of compensation to be paid to the executive officers of the Company (subject to the provisions of the applicable employment agreements), undertakes such evaluations and makes such reports as are required by then applicable rules of the Securities and Exchange Commission, and performs and exercises such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee held three meetings during fiscal 1997. All members were in attendance at each meeting. See "Report of Compensation Committee."

    NOMINATING COMMITTEE. The Nominating Committee, which currently consists of Messrs. Linhart (committee chair) and Powelson (a vacancy on such committee having been created as a result of Mr. Moersdorf's voluntary resignation as a Director), recommends to the Board of Directors nominees for election or reelection as directors. The Nominating Committee held one meeting during fiscal 1997 at which all members were in attendance. The Nominating Committee will consider nominees recommended by shareholders as set forth hereinafter under "Shareholder Proposals."

SHAREHOLDERS' AGREEMENT

    Messrs. Gibson, Powelson and Linhart (collectively, the "Principal Shareholders") and the Corporation have entered into a Shareholders' Agreement dated as of August 19, 1994 (the "Shareholders' Agreement"). The Shareholders' Agreement provides that the Principal Shareholders each (for so long as he owns at least 100,000 Common Shares) shall vote all Common Shares owned by him in favor of the election or removal of directors such that, among other things:
(i) the Board of Directors of the Corporation shall initially consist of the Principal Shareholders and three persons, who are not affiliates (as defined in the Shareholders' Agreement) of any of the Principal Shareholders, named by the Nominating Committee and approved by the Board of Directors ("Public Directors"); (ii) until the tenth anniversary of the date of the Shareholders' Agreement, the Principal Shareholders shall nominate or cause the Board of Directors to nominate and recommend to the shareholders as proposed members of the Board of Directors, each of the Principal Shareholders and such number of Public Directors as are necessary to fill any vacancies on the Board of Directors; and (iii) the number of directors constituting the board of directors of each subsidiary of the Corporation shall be fixed at three and such directors shall include Messrs. Linhart and Powelson and a third individual selected by them.

                              COMPENSATION OF DIRECTORS

     In connection with the consummation of the Corporation's initial public offering of its Common Shares in fiscal 1995, the Corporation, pursuant to its 1994 Stock Incentive Plan, granted to each non-employee Director an option to purchase 1,875 Common Shares at $8.00 per share. The Corporation's 1994 Stock Incentive Plan provides that beginning in fiscal 1996, the Corporation shall grant to each non-employee Director on the date of each year's annual meeting of shareholders an option to purchase that number of Common Shares equal to the lesser of (i) 2,500, and (ii) the quotient derived from dividing $15,000 by the fair market value of one Common Share on the date the option is granted. Each such option vests or will vest over a four-year period and has or will have an exercise price equal to the market price at the time of grant. In accordance with such provisions of the 1994 Stock Incentive Plan, the Corporation granted to each non-employee Director on August 20, 1996 options to purchase 1,936 Common Shares at $7.75 per share. In addition, on February 4, 1997, the Corporation granted 1,500 Common Shares each to William H. Largent and George R. Manser (or a total of 3,000 Common Shares), as awards of restricted stock, subject to the condition that such restricted stock awards shall each become exercisable as to 500 Common Shares on each of the next three anniversaries of the grant date, except that if the grantee shall cease to be a Director at any time, any unvested portion of such restricted stock awards shall be subject to forfeiture, and subject to certain other terms and conditions contained in certain Restricted Stock Award Agreements between the Corporation and each such grantee. Non-employee directors also receive reimbursement for travel expenses incurred in connection with attending meetings. Directors who are employees do not receive any separate compensation for their services as directors. The Corporation has agreed to provide health insurance benefits to Messrs. Powelson and Gibson on the same terms as provided to all other participants in the Corporation's health care plan.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of Common Shares as of June 1, 1997, by each person known by the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, by each Nominee and Continuing Director, by each executive officer named in the Summary Compensation table contained in "Executive Compensation," and by all Directors and executive officers as a group. As of June 1, 1997, there were 3,481,580 Common Shares issued and outstanding and an aggregate of 449,628 Common Shares subject to options exercisable within 60 days thereafter. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him.

                                                                   Percent of
                                                                     Shares
             Name and Address of             Shares Beneficially   Beneficially
              Beneficial Owner              Owned at June 1, 1997    Owned
             -------------------            ---------------------  ------------

              Larry R. Linhart                   800,728 (1)       20.7%

             Robert L. Powelson                  987,433 (2)       28.4%

                 E. Len Gibson                   892,433 (2)       25.6%

              Joseph L. Govern                    40,500 (3)        1.1%



             William H. Largent                    3,907 (2)(4)       *

          Richard W. Rubenstein, Esq.                200              *

              George R. Manser                     9,907 (2)(4)       *

       All Directors and Executive             2,741,658 (1)(2)    70.1%
       Officers as a group (9 Persons)                   (3)(4)

-----------------------
*  Represents less than 1%.

(1) Share amount shown includes the following exercisable options to purchase 380,000 Common Shares: (i) exercisable options to purchase 360,000 Common Shares pursuant to the 1987 Options and the 1991 Options and (ii) exercisable options to purchase 20,000 Common Shares, representing 40% of the 50,000 Common Shares subject to the options granted in fiscal 1995 to Mr. Linhart pursuant to his employment agreement. See "Executive Compensation -- Stock Option Exercises and Holdings" and "Executive Compensation -- Employment Agreements."

(2) Share amount shown includes exercisable options to purchase 1,407 Common Shares, representing the exercisable portion of the 5,686 Common Shares subject to options granted to each non-employee director of the Corporation. See "Compensation of Directors."

(3) Share amount shown includes exercisable options to purchase 40,500 Common Shares, representing 50% of the 81,000 Common Shares subject to the options granted in fiscal 1995 to Mr. Govern. See "Executive Compensation -- Stock Option Exercises and Holdings."

(4) Share amount shown includes 1,500 Common Shares granted to each of William
    H. Largent and George R. Manser in fiscal 1997 as awards of restricted stock. See "Compensation of Directors."

SHAREHOLDERS' AGREEMENT

    Pursuant to the Shareholders' Agreement (see "Nomination and Election of Directors -- Shareholders' Agreement"), the Principal Shareholders each have the right ("Demand Registration Right") on one occasion to require the Corporation to prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an underwritten public offering of Common Shares that he holds ("Demand Registration"). The Corporation is required to bear the expenses (except for underwriting discounts and underwriting commissions and fees and expenses of counsel to the selling shareholders) of Demand Registrations. Further, under the terms of the Shareholders' Agreement, in the event that the Corporation proposes to register any of its securities under the Securities Act for its own account (subject to certain exceptions), or pursuant to the exercise of a Demand Registration Right, the other Principal Shareholders are entitled to include shares in such registration, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration.

    Pursuant to the Shareholders' Agreement, the Principal Shareholders have agreed that they will not sell or transfer any of their Common Shares except (i) pursuant to a Demand Registration Right, (ii) to the Corporation, (iii) pursuant to Rule 144 promulgated under the Securities Act, (iv) to heirs or family members who agree to be bound by the Shareholders' Agreement, (v) by bona fide gift to a charity or (vi) by pledge to secure indebtedness to a financial institution. The Shareholders' Agreement contains certain non-competition and non-solicitation provisions which prohibit each of the Principal Shareholders from engaging in certain conduct during certain restricted periods and for three years thereafter. The restricted period applicable to Mr. Linhart is the term of his employment with the Corporation and the restricted period applicable to Messrs. Gibson and Powelson is the period during which he is a director or the owner of not less than Common Shares possessing not less than 10% of the combined voting power of all voting securities of the Corporation.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Shares of the Corporation with the Securities and Exchange Commission. Executive officers, Directors and greater than ten-percent shareholders are required to furnish the Corporation with copies of all such forms they file.

    To the Corporation's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors and greater than ten-percent shareholders were complied with in fiscal 1997, except with respect to E. Len Gibson who inadvertently failed to file timely a Form 4 relating to his sale on January 30, 1997 of 5,000 Common Shares at a price of $7.25 per share.

                                 EXECUTIVE OFFICERS

    The following table and biographies set forth information concerning the executive officers of the Corporation, who are elected by the Board of
Directors:
     Name                       Age                     Position
     ----                       ---                     --------
Larry R. Linhart                51             Chairman of the Board of
                                               Directors, President and Chief
                                               Executive Officer

Joseph L. Govern                39             Vice President - Operations

Robert B. Horn                  48             Vice President - Human Resources

James W. Brittan                38             Treasurer and Vice President -
                                               Finance

Robert L. Powelson              55             Secretary


-----------------------
    LARRY R. LINHART is the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation. Mr. Linhart has been the President, Treasurer and Chief Executive Officer of the Operating Company since 1986 and a Director of the Operating Company since 1984. From 1984 to 1986, Mr. Linhart served as Executive Vice President and General Counsel of the Operating Company. Mr. Linhart was previously a partner in the Columbus law firm of Murphey, Young and Smith (currently, Squire, Sanders & Dempsey), which he joined in 1971.

    JOSEPH L. GOVERN is the Vice President - Operations of the Corporation.
Mr. Govern has been Vice President - Operations of the Operating Company since 1992. From 1991 to 1992, Mr. Govern served as the Operating Company's Vice President of Finance and Director of Operations. From 1986 to 1991, Mr. Govern was the Vice President of Finance and Administration for the Operating Company. He is a Certified Public Accountant and from 1980 through 1985 was employed by Coopers & Lybrand.

    ROBERT B. HORN is the Vice President - Human Resources of the Corporation. Mr. Horn was hired as Vice President - Human Resources in February, 1997. From 1993 to 1997, Mr. Horn was the Vice President of Human Resources of Damon's International, Inc., a 110 unit casual dining restaurant chain. From 1985 to 1993, Mr. Horn owned and operated five restaurants, co-owned and operated an international meeting planning firm and served as a management development consultant to various small companies and trade associations. From 1974 to 1985, Mr. Horn was employed by RAX Restaurants, Inc. and served as Executive Vice President - Operations.

    JAMES W. BRITTAN is the Treasurer and Vice President - Finance of the Corporation. Mr. Brittan has been Treasurer and Vice President - Finance of the Operating Company since May, 1994. Mr. Brittan served as the Operating Company's Controller from 1986 to May, 1994. From 1984 to 1986, Mr. Brittan was employed by The Limited, Inc., a national fashion retailer, as Senior Accountant. Mr. Brittan is a Certified Public Accountant and from 1981 through 1984 was employed by Coopers & Lybrand.

    ROBERT L. POWELSON is a director of the Company. Mr. Powelson has been a director of the Operating Company since 1981 and was a co-founder of the Operating Company with E. Len Gibson. From 1987 to 1994, Mr. Powelson has served as a consultant for the Operating Company.


                                EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Corporation and the one other executive officer (together, the "Named Executives"), whose total salary and bonus for the last completed fiscal year exceeded $100,000.

                                                       Annual                     All Other           Stock            All
            Name and                Fiscal          Compensation                Compensation         Options          Other
       Principal Position            Year              Salary                       Bonus           #Granted         Comp.(1)
      ------------------           ------          ------------                ------------        --------         --------

        Larry R. Linhart,            1997             $361,818                   $ 105,089             -0-            $1,365
      President and Chief            1996              352,306                       -0-               -0-             2,250
    Executive Officer                1995              339,570                      53,724            50,000           1,577

     Joseph L. Govern, Vice          1997             $105,000                    $ 37,991             -0-            $1,718
    President- Operations            1996              100,000                       -0-               -0-             1,680
                                     1995               87,892                     31,000             81,000           2,785

 -----------------------
(1) Includes the Named Executive's share of the Operating Company's contribution under the Operating Company's 401(k) plan and, in the case of Mr. Govern's fiscal 1997 and 1996 compensation, $705 earned in each such year under the Operating Company's Phantom Stock Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    During fiscal 1997, the Corporation did not grant any options to the Named Executives.

                         STOCK OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the value of unexercised stock options held as of March 30, 1997 by the Named Executives. No options were exercised by such executive officers during fiscal 1997.

                                                                           Value of Unexercised
                                          Unexercised                      In-The-Money Options
    Name and Principal Position    Options at Fiscal Year End             at Fiscal Year End (1)
    ---------------------------    --------------------------             ----------------------
                                 Exercisable       Unexercisable       Exercisable     Unexercisable
                                -----------       -------------       -----------     -------------
Larry R. Linhart,
President and Chief               380,000             30,000            $303,750          - 0 -
Executive Officer

Joseph L. Govern,
Vice President -                    - 0 -              81,000             - 0 -          $126,360
Operations


-----------------------
(1) Amount shown represents the difference between the fair market value of the Common Shares underlying the options based on the closing price of the Common Shares of $6.25 on March 27, 1997, the last trading day prior to the end of fiscal 1997, and the exercise price of the options.

    LARRY R. LINHART. Prior to the reorganization and recapitalization of the Corporation in August, 1994 (the "Recapitalization"), Messrs. Powelson and Gibson each granted to Mr. Linhart options to purchase Common Shares of the Operating Company owned by them (the "1987 and 1991 Stock Options"). The terms of the 1987 and 1991 Stock Options were originally set forth in a certain Stock Purchase and Close Corporation Agreement dated January 15, 1987, as amended, among the Operating Company and the Principal Shareholders (the "Stock Purchase Agreement"). In connection with the Recapitalization, the Stock Purchase Agreement was canceled and Messrs. Powelson and Gibson each transferred to a newly-formed Ohio corporation specifically formed to implement the Recapitalization ("Interim Holding Company") all of their Common Shares of the Operating Company, including the shares subject to the 1987 and 1991 Stock Options. Interim Holding Company, in turn, assumed the obligations of Messrs. Powelson and Gibson under the 1987 and 1991 Stock Options and, pursuant to the merger of Interim Holding Company with and into the Corporation, the Corporation assumed and agreed to perform such obligations. In connection therewith, the Corporation and Mr. Linhart entered into a restated option agreement pursuant to which the Corporation granted Mr. Linhart the option to purchase from the Corporation 135,000 Common Shares for a purchase price of $4.00 per share (the "1987 Options") and 225,000 Common Shares for a purchase price of $6.35 per share (the "1991 Options"). The terms and conditions of the restated option agreement are substantially the same as those contained in the Stock Purchase Agreement. The 1987 Options are effective throughout the term of Mr. Linhart's employment and the 1991 Options shall remain effective until the later of the termination of Mr. Linhart's employment or, in the event Mr. Linhart's employment is terminated by his death, one year after Mr. Linhart's death. See "Executive Compensation -- Employment Agreements."

    JOSEPH L. GOVERN. The Operating Company granted, effective as of May 1, 1994, Mr. Govern the option to purchase from the Operating Company an amount of its Common Shares, at a price per share, which, upon consummation of the Recapitalization, was converted to an option to purchase 81,000 Common Shares at a price of $4.69 per Common Share. Options to purchase fifty percent of the shares became exercisable on April 1, 1997 and the remaining options will become exercisable, on a cumulative basis, at the rate of 10% per year commencing on April 1, 1998.

EMPLOYMENT AGREEMENTS

    LARRY R. LINHART. Larry R. Linhart has entered into an employment agreement with the Corporation pursuant to which he has agreed to serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation for five years with automatic three-year extensions thereafter unless terminated by either party. Mr. Linhart receives a base annual salary which is subject to annual cost of living adjustments. Mr. Linhart's base annual salary for fiscal 1997 was $361,818. Mr. Linhart also receives incentive compensation equal to 5% of annual operating income (excluding Mr. Linhart's compensation and any expense related to the exercise by or grant to Directors or employees of stock options) in excess of an established amount (the "Target Amount") (in fiscal 1997, the Target Amount was $1,678,096), which is subject to annual adjustments for inflation; provided, however, that Mr. Linhart's incentive compensation for any fiscal year can not exceed an established amount which is subject to adjustment based upon inflation (for fiscal 1997, such amount was $111,873). Mr. Linhart received incentive compensation for fiscal 1997 in the amount of $105,089 because the Corporation's operating income exceeded the Target Amount by $2,101,785.

    In the event Mr. Linhart's employment is terminated for cause, the Corporation will pay Mr. Linhart the compensation (including a pro rata share of any incentive compensation) and benefits due under his employment agreement through the date of such termination. In the event the Corporation terminates Mr. Linhart's employment because of his disability, the Corporation shall continue to pay him his compensation (including a pro rata share of any incentive compensation) and benefits for a period of six months. In the event Mr. Linhart's employment is terminated by the Corporation other than for cause, disability or death, or if Mr. Linhart voluntarily terminates his employment with the Corporation for good reason, the Corporation will be obligated to pay severance equal to three times Mr. Linhart's then current base salary and incentive compensation, plus all accrued incentive compensation previously deferred. Mr. Linhart's employment agreement contains certain non-competition and non-solicitation provisions which prohibit him from competing with the Corporation during his employment by the Corporation and for a period of three years after termination of his employment.

    Pursuant to Mr. Linhart's employment agreement, the Corporation has granted to Mr. Linhart the right to purchase 50,000 Common Shares at $10.00 per share, subject to vesting 20% per year over five years. These options expire August 19, 2004 and are subject to the terms and conditions of the Company's 1994 Stock Incentive Plan, which among other things provide that the options will lapse upon the earlier of one year after the termination of the employee's employment due to death or disability or 90 days after the termination of the employee's employment for any other reason. Mr. Linhart's employment agreement also grants to Mr. Linhart the 1987 Stock Options and the 1991 Stock Options. See "Executive Compensation -- Stock Option Exercises and Holdings."

    JOSEPH L. GOVERN. The Operating Company and Joseph L. Govern are parties to an employment agreement pursuant to which Mr. Govern is serving as Vice President - Operations of the Operating Company. Upon the completion of the Recapitalization, the Corporation assumed the Operating Company's interest in the employment agreement, the current term of which will end on September 30, 1997. The employment agreement, however, renews automatically for successive two-year periods, subject to termination by either party by notice given prior to the end of the two-year term in effect at the time of termination. The employment agreement may also be terminated by the Operating Company for cause and in the event of Mr. Govern's disability. Mr. Govern receives an annual base salary which is subject to increases effective as of April 1 of each year in an amount equal to Mr. Govern's salary at the adjustment date multiplied by 5% or, if the cost of living has increased 6% or more in the prior year, the percentage increase in the cost of living during such prior period. Mr.Govern's salary for fiscal 1997 was $105,000. In the event the Corporation terminates Mr. Govern's employment other than for cause (as defined in the agreement), the Corporation will be obligated to pay Mr. Govern his base salary over the remaining term of his employment. Mr. Govern's employment agreement contains certain non-competition and non-solicitation provisions which prohibit him from competing with the Operating Company during his employment and for a period of three years after termination of his employment. With respect to fiscal 1997, Mr. Govern was eligible to receive a bonus based upon the operating profitability of the Company. Mr. Linhart determined the formula to be used to compute such bonus, which formula was approved by the Compensation Committee. Pursuant to such formula, Mr. Govern was paid a bonus for fiscal 1997 in the amount of $37,991.

RETIREMENT PLAN

    Effective as of August 19, 1994, the Corporation adopted, subject to certain amendments, the Retirement Plan and Trust of the Operating Company (the "Retirement Plan"). The Retirement Plan is a profit sharing plan, containing a qualified cash and deferred arrangement under Section 401(k) of the Code, which permits participants to accumulate retirement benefits on a tax deferred basis.

                           REPORT OF COMPENSATION COMMITTEE

COMPENSATION POLICIES

    The Corporation's compensation program adopted by the Compensation
Committee in August, 1994 is designed to attract and retain highly qualified executive officers and managers and to motivate them to maximize the Corporation's earnings and shareholder returns. The Corporation's executive compensation consists of two principal components: (i) cash compensation, consisting of a base salary and a bonus which is based upon Corporation operating performance, and (ii) stock options. The Corporation's policy is to make cash bonus awards to executive officers and key management personnel based upon a percentage of annual operating income in excess of established targets. During fiscal 1997, 77 officers and managers participated in the program. The Corporation also makes annual stock option grants or awards to executive officers and other eligible employees. See "Executive Compensation -- Stock Option Grants in Last Fiscal Year." Stock options are intended to encourage key employees to remain employed by the Corporation providing them with a long-term interest in the Corporation's overall performance as reflected by the performance of the market for the Corporation's Common Shares.

CEO COMPENSATION

    The cash compensation of Larry R. Linhart, President and Chief Executive Officer, was based solely on the provisions of his employment agreement which provides for a base salary plus annual cost of living adjustments and certain incentive compensation based upon the Corporation's operating income. See "Executive Compensation -- Employment Agreements."

                               Larry R. Linhart (Chair)
                                  Robert L. Powelson
                                   George R. Manser

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Linhart is Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Mr. Powelson is Secretary of the Corporation. Mr. Manser is not an officer or employee of the Corporation. Mr. Linhart has and intends to continue to abstain from participating in any actions of the Compensation Committee affecting his compensation. Mr. Powelson is not compensated for his services as Secretary of the Corporation.

                                  PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Corporation's Common Shares from August 12, 1994 (the date the Corporation became a public company), until March 30, 1997, with the cumulative total return of (a) the NASDAQ Stock Market-US Index and (b) the NASDAQ Telecommunications Index. The graph assumes the investment of $100 in the Corporation's Common Shares, the NASDAQ Stock Market-US Index and the NASDAQ Telecommunications Index. The initial public offering price of the Corporation's Common Shares was $8.00 per share.


                                             Cumulative Total Return

                                    --------------------------------------------
                                      8/12/94    4/02/95    3/31/96    3/30/97

AMERILINK CORP               ALNK         100        112        103         76

NASDAQ STOCK MARKET (U.S.)   INAS         100        113        153        170

NASDAQ TELECOMMUNICATIONS    INAT         100        100        132        119

                            INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young has acted as independent certified public accountants of the Corporation during fiscal 1997. Ernst & Young is expected to have a representative present at the annual meeting of shareholders who may make a statement, if desired, and will be available to answer appropriate questions.


                                SHAREHOLDER PROPOSALS

    In order for shareholder proposals to be considered for presentation at the 1997 Annual Meeting of Shareholders, such proposals must be received by the Corporation at its principal executive offices not later than March 18, 1998.

    The Corporation's Regulations provide that shareholder nominations for election as directors may be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of director nomination must be delivered to or mailed and received by the Secretary of the Corporation at 1900 E. Dublin-Granville Road, Columbus, Ohio 43229 not less than 60 or more than 90 days prior to the Corporation's Annual Meeting; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Corporation's Annual Meeting is generally held on the third Tuesday of August of each year. A shareholder's notice of director nominations must contain certain information required by the Regulations and must be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. Copies of the Regulations are available upon request made to the Secretary of the Corporation at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Corporation's proxy materials for a meeting of shareholders.

                                    OTHER MATTERS

    As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the best interest of the Corporation.

    SHAREHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                        By Order of the Board of Directors


                        LARRY R. LINHART
                        Chairman of the Board of Directors,
                        President and Chief Executive Officer

July 15, 1997

                                AMERILINK CORPORATION

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            ANNUAL MEETING OF SHAREHOLDERS
                                   AUGUST 19, 1997


    The undersigned hereby acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Larry R. Linhart and Robert L. Powelson, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of common stock of AmeriLink Corporation held of record by the undersigned on June 20, 1997, at the Annual Meeting of Shareholders of AmeriLink Corporation to be held on August 19, 1997, and at all adjournments thereof.

         /X/  A.   Please mark your
                   votes as in this
                   example.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.


    1.   ELECTION OF DIRECTORS


FOR all nominees listed at right    / /     WITHHOLD AUTHORITY       / /       NOMINEES:
                                              to vote for all                  LARRY R. LINHART
                                          nominees listed at right             ROBERT L. POWELSON
                                                                               RICHARD W.  RUBENSTEIN

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike nominee's name from the list at right.)


    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

    Please mark, sign, date and return promptly in the enclosed envelope.




Date:_________________, 1997
                                       ---------------------------------------
                                       (Signature)



                                       ---------------------------------------
                                       (Signature - If held jointly.)

                                       Important: Please sign exactly as name
                                       appears above.  When shares are held by
                                       Joint Tenants, each should sign.  When
                                       signing as Attorney, Executor,
                                       Administrator, Trustee or Guardian,
                                       please give full title as such.  When
                                       executed by a Corporation, the Proxy
                                       should be signed by a duly authorized
                                       Officer, indicating title as such. If a Partnership, please sign in Partnership name by authorized person.